UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2026

ZAPATA QUANTUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZPTA	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2026, Zapata Quantum, Inc. (the “Company”) entered into an Exclusive Broker-Dealer and Leak-Out Management Agreement (the “B/D Agreement”) with Chardan Capital Markets LLC (the “B/D”), pursuant to which the B/D agreed to act as the exclusive broker-dealer and management agent for any potential sales of shares of the Company’s common stock held by certain stockholders who are bound by the Universal Resale and Registration provisions (the “URR”) in connection with sales and issuances by the Company of common stock and common stock equivalents in 2025, as previously disclosed (such shares, the “Restricted Shares”). As part of the URR, any sales of Restricted Shares must be executed exclusively through a single broker-dealer selected by the Company. Under the terms of the B/D Agreement, the B/D will manage the potential sales of Restricted Shares in compliance with the URR. Subject to the applicable seller’s approval, the B/D’s commission for such sales shall be 4% of the gross sale proceeds realized from such sales; provided, that upon aggregate commissions received by the B/D reaching $200,000, the commission rate will automatically reduce to 3% of the gross sale proceeds for all subsequent sales. In addition, upon the termination or expiration of the B/D Agreement (other than a termination by the Company for the B/D’s uncured material breach), the Company shall pay to the B/D an amount equal to the excess, if any, of $400,000 over the aggregate commissions received by the B/D prior to such termination or expiration. The URR was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 18, 2025.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

ZAPATA QUANTUM, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer

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